UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2015

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final voting results for the matters submitted to a vote of our stockholders at our annual meeting of stockholders held on June 4, 2015, which are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2015, are as follows:

1. The election of seven directors to serve until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified:

	For	Withheld	Broker Non-votes
FRANK L. JAKSCH, JR.	66,759,225	345,612	26,583,567
STEPHEN BLOCK	66,992,772	112,065	26,583,567
REID DABNEY	66,991,522	113,315	26,583,567
GLENN L. HALPRYN	66,992,772	112,065	26,583,567
HUGH DUNKERLEY	66,981,672	123,165	26,583,567
STEPHEN ALLEN	66,982,772	122,065	26,583,567
JEFF BAXTER	66,972,772	132,065	26,583,567

2. The approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 200,000,000 from 150,000,000 shares:

For	Against	Abstain	Broker Non-votes
65,844,403	880,237	380,197	26,583,567

3. Ratification of the appointment of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016:

For	Against	Abstain	Broker Non-votes
93,477,190	115,489	95,725	0

4. The approval of an amendment to the company’s certificate of incorporation to implement a reverse stock split of the company’s capital stock at a ratio within a range of 1 for 2 to 1 for 6 at any time prior to June 4, 2016:

For	Against	Abstain	Broker Non-votes
65,934,507	1,147,355	22,975	26,583,567

5. The approval, on an advisory basis, of the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s Proxy Statement for 2015 annual meeting:

For	Against	Abstain	Broker Non-votes
64,543,037	675,787	1,886,013	26,583,567

6. Recommendation, on an advisory basis, the frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-votes
23,391,836	663,354	42,928,522	121,124	26,583,567

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: June 5, 2015	By: /s/ FRANK L. JAKSCH JR.
Frank L. Jaksch Jr.
Chief Executive Officer